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EXHIBIT 21.1

SUBSIDIARIES OF BRUKER CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation
Bruker Energy & Supercon Technologies, Inc.	Delaware, U.S.A.
Bruker HTS GmbH (1)	Germany
Bruker Advanced Supercon GmbH (2)	Germany
Bruker EAS GmbH (2)	Germany
Hydrostatic Extrusions Ltd. (1)	United Kingdom
RI Research Instruments GmbH (3)	Germany
Bruker AXS LLC	Delaware, U.S.A.
Bruker AXS GmbH (4)	Germany
Bruker Austria GmbH (5)	Austria
Bruker do Brasil Ltda. (5)	Brazil
Bruker Nano GmbH (5)	Germany
JPK Instruments USA. Inc.. (32)	California, U.S.A.
JPK Instruments Limited (32)	United Kingdom
Bruker Mexicana S.A. de C.V. (6)	Mexico
Bruker Polska Sp. Z o.o. (5)	Poland
Bruker South Africa (Pty) Ltd. (5)	South Africa
InCoaTec GmbH (7)	Germany
Bruker AXS Handheld Inc. (8)	Delaware, U.S.A.
Bruker Nano, Inc. (8)	Arizona, U.S.A.
Anasys Instruments Corporation (9)	Delaware, U.S.A.
Anasys Instruments GmbH (33)	Germany
Vutara LLC (9)	Delaware, U.S.A.
Bruker BioSciences Securities Corporation	Massachusetts, U.S.A.
Bruker BioSpin Corporation	Massachusetts, U.S.A.
Bruker Invest AG (10)	Switzerland
Bruker BioSpin AG (11)	Switzerland
Mestrelab Research S.L. (34)	Spain
Agapetus GmbH (35)	Austria
Alicona Imaging GmbH (36)	Austria
Alicona Corporation (36)	Delaware, U.S.A.
Alicona Manufacturing Inc. (36)	Delaware, U.S.A.
Alicona GmbH (36)	Germany
Alicona SARL (36)	France
Alicona UK Limited (36)	United Kingdom
Alicona s.r.l. (36)	Italy
Alicona Korea Pcific Ltd. (36)	Korea
Bruker Espanola S.A. (11)	Spain
Bruker (Malaysia) SDN BHD (11)	Malaysia
Bruker Singapore Pte. Ltd. (11)	Singapore
Bruker (Beijing) Scientific Technology Co., Ltd. (12)	China
Bruker Ltd. (11)	Russia
Bruker India Scientific PVT, Ltd. (26)	India
Bruker BioSpin K.K. (11)	Japan
Bruker Korea Co. Ltd. (11)	Korea
Bruker BioSpin MRI GmbH (11)	Germany
Bruker Nederland B.V. (11)	Netherlands
Bruker Ltd. (11)	Canada
Bruker UK Ltd. (11)	United Kingdom
Bruker AXS Ltd. (14)	United Kingdom

Name of Subsidiary	Jurisdiction of Incorporation
Bruker PTY Ltd. (11)	Australia
Bruker France S.AS.. (11)	France
Bruker Belgium S.A./N.V. (38)	Belgium
Bruker Italia S.r.l. (11)	Italy
XGLabs S.r.l. (27))	Italy
Bruker Portugal Unipessoal LDA (11)	Portugal
Bruker Scientific Instruments Hong Kong Co., Ltd. (11)	Hong Kong
Bruker MicroCT N.V. (38)	Belgium
Bruker Turkey Teknolojik Sistemler Ticaret Ltd. Sirketi (37)	Turkey
Luxendo GmbH (11)	Germany
Bruker Scientific Israel Ltd. (11)	Israel
Bruker JV Israel Ltd. (16)	Israel
Bruker JV UK Ltd. (17)	United Kingdom
Bruker Physik GmbH (18)	Germany
Bruker BioSpin GmbH (19)	Germany
Bruker Scientific LLC	Delaware, U.S.A.
Bruker Daltonik GmbH (20)	Germany
Bruker s.r.o. (21)	Czech Republic
Hain LifeScience GmbH (29)	Germany
Hain LifeScience E.A. Ltd. (30)	Kenya
Hain LifeScience Spain S.L. (30)	Spain
Hain LifeScience Solutions (Pty) Ltd.. (30)	South Africa
Hain LifeSciences S.A. Pty Ltd.. (30)	South Africa
Advances Diagnostic Solutions Pty. Ltd... (31)	South Africa
Biocentra AS.. (30)	Norway
Hain LifeScience UK Ltd.. (30)	United Kingdom
SAS Biocentric (30)	France
InVivo Biotech Svs GmbH. (21)	Germany
Merlin Diagnostika GmbH (21)	Germany
Bruker Taiwan Co. Ltd. (22)	Taiwan
Bruker Daltonics Pty. Ltd. (22)	South Africa
Bruker Nordic AB (22)	Sweden
Bruker Daltonics GmbH (22)	Switzerland
Bruker Daltonics Ltd. (22)	United Kingdom
Bruker Daltonics S.r.l. (22)	Italy
Bruker Detection Corporation (22)	Massachusetts, U.S.A.
Bruker Optics Inc.	Delaware, U.S.A.
Bruker Optics GmbH (23)	Switzerland
Bruker Optik GmbH (23)	Germany
Bruker Finance B.V. (22)	Netherlands
Bruker Business Support Center sp. z o.o (28)	Poland
Bruker OST LLC (1)	Delaware, U.S.A.

(1)
These entities are wholly-owned subsidiaries of Bruker Energy & Supercon Technologies, Inc.

(2)
These entities are wholly-owned subsidiaries of Bruker HTS GmbH.

(3)
RI Research Instruments GmbH is an indirect subsidiary of Bruker Energy & Supercon Technologies, Inc. RI Research Instruments GmbH is 51% owned by Bruker Energy & Supercon Technologies, Inc.

(4)
Bruker AXS GmbH is 90% owned by Bruker AXS LLC and 10% owned by Bruker Corporation.

(5)
These entities are wholly-owned subsidiaries of Bruker AXS GmbH.

(6)
Bruker Mexicana S.A de C.V. is 99.99% owned by Bruker AXS GmbH and 0.01% owned by Bruker AXS LLC

(7)
InCoaTec GmbH is an indirect subsidiary of Bruker AXS GmbH. InCoaTec GmbH is 66% owned by Bruker AXS GmbH.

(8)
These entities are wholly-owned subsidiaries of Bruker AXS LLC

(9)
These entities are wholly-owned subsidiaries of Bruker Nano, Inc.

(10)
Bruker Invest AG is 90% owned by Bruker BioSpin Corporation and 10% owned by Bruker Corporation.

(11)
These entities are wholly-owned subsidiaries of Bruker Invest AG.

(12)
Bruker (Beijing) Scientific Technology Co., Ltd. is a wholly-owned subsidiary of Bruker Singapore Pte. Ltd.

(13)
Bruker India Suppliers PVT, Ltd. is a wholly-owned subsidiary of Bruker India Scientific PVT, Ltd.

(14)
Bruker AXS Ltd. is 50% owned by Bruker Invest AG and 50% owned by Bruker UK Ltd.

(15)
Oxford Research Systems, Ltd. is 50% owned by Bruker Invest AG and 50% owned by Bruker UK Ltd.

(16)
Bruker JV Israel Ltd. is a wholly-owned subsidiary of Bruker Scientific Israel Ltd.

(17)
Bruker JV UK Ltd. is a wholly-owned subsidiary of Bruker JV Israel Ltd.

(18)
Bruker Physik GmbH is 50.5% owned by Bruker BioSpin Corporation, 24.75% owned by Bruker Daltonik GmbH and 24.75% owned by Bruker Optik GmbH.

(19)
Bruker BioSpin GmbH is a wholly-owned subsidiary of Bruker Physik GmbH.

(20)
Bruker Daltonik GmbH is 90% owned by Bruker Daltonics Inc. and 10% owned by Bruker Corporation.

(21)
These entities are wholly-owned subsidiaries of Bruker Daltonik GmbH.

(22)
These entities are wholly-owned subsidiaries of Bruker Scientific LLC

(23)
These entities are wholly-owned subsidiaries of Bruker Optics Inc.

(24)
These entities are wholly-owned subsidiaries of Bruker Optik GmbH.

(25)
These entities are wholly-owned subsidiaries of Bruker BioSpin K.K.

(26)
Bruker India Scientific PVT, Ltd. is 73.59% owned by Bruker Invest AG, 6.53% owned by Bruker Daltonik GmbH and 19.88% owned by Bruker AXS GmbH

(27)
XGLabs S.r.l. is a wholly-owned subsidiary of Bruker Italia S.r.l.

(28)
Bruker Business Support Center sp. z o.o. is a wholly-owned subsidiary of Bruker Finance B.V.

(29)
This entity is owned 80% but Bruker Daltonik GmbH

(30)
These entities are wholly owned by Hain LifeScience GmbH

(31)
This entity is 50% owned by Hain LifeScience GmbH and 50% owned by Hain LifeSciences S.A. Pty. Ltd.

(32)
These entities are 100% owned by Bruker Nano GmbH.

(33)
This entity is 100% owned by Anasys Instruments Corporation.

(34)
This entity is 50.998% owned by Bruker BioSpin AG.

(35)
This entity is 100% owned by Bruker BioSpin AG.

(36)
These entities are 100% owned by Agapetus GmbH.

(37)
This entity is owned 99.74% by Bruker Invest AG and .26% by Bruker BioSpin AG

(38)
These entities are owned 99.99% by Bruker Invest AG and .01% by Bruker BioSpin AG

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  EXHIBIT 21.1
SUBSIDIARIES OF BRUKER CORPORATION